PREMIER CALIFORNIA INSURED MUNICIPAL BOND FUND

                      ARTICLES OF AMENDMENT



         Premier California Insured Municipal Bond Fund, a business trust formed by an Agreement and Declaration of Trust dated March 12, 1992, pursuant to the laws of the Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of the Commonwealth of Massachusetts that:

         FIRST:  The Agreement and Declaration of Trust of the
Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

              "Section 1.  Name.  This Trust shall
         be known as 'Premier Insured Municipal Bond Fund.'"

         SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved by a majority of the Board of Trustees of the Trust as of December 15, 1993 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, Premier California Insured
Municipal Bond Fund has caused these Articles to be signed in its name and on its behalf by its Board of Trustees.

                              PREMIER CALIFORNIA INSURED
                                MUNICIPAL BOND FUND



                              By: /s/ Clifford L. Alexander, Jr.

                                 Clifford L. Alexander, Jr.,Trustee


                                  /s/ Peggy C. Davis

                                 Peggy C. Davis, Trustee


                                  /s/ Ernest Kafka

                                 Ernest Kafka, Trustee


                                  /s/ Saul B. Klaman

                                 Saul B. Klaman, Trustee


                                  /s/ Nathan Levanthal

                                 Nathan Levanthal, Trustee


                                  /s/ Richard J. Moynihan

                                 Richard J. Moynihan, Trustee
STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )

          On this 15th day of December 1993, before me personally came Peggy C. Davis, Ernest Kafka, Saul B. Klaman, Nathan Leventhal and Richard J. Moynihan, Trustees of the Fund, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they had executed the same.


                              _______________________
                                Notary Public